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                                                                    EXHIBIT 21.1

                      ASCENT MEDIA GROUP, INC. SUBSIDIARIES

The following subsidiaries are owned 100% by Ascent Media Group, Inc., a Delaware corporation (formerly know as Liberty Livewire Corporation; formerly known as The Todd-AO Corporation) (dba Todd-AO Atlanta; Todd-AO Video Group; Todd-AO Studios; Visiontext; Blink Digital; Hollywood Digital; Stream; Stream DVD; Stream Santa Monica; Stream Los Angeles; Stream Hollywood; Stream New York; Riot Atlanta), except as otherwise noted:

      1. Four Media Company, a Delaware corporation (dba Digital Image; Image Laboratory; Method; Todd Studios Burbank; Todd Burbank; Stream; Stream Santa Monica; Stream Los Angeles; Stream Hollywood; Ascent Media Management Services; Ascent Media Laboratories)

      2. Liberty SEG Acquisition Sub, LLC, a Delaware limited liability company (dba Soundelux DMG - Design Music Group; Soundelux Hollywood; Modern Music; Soundelux Microphones; The Hollywood Edge; Signet Soundelux Studios; Vine Street Studios; Soundelux Audio Publishing; Cyber-Buzz)

      3. Todd-AO DVD, Inc., a California corporation (dba Stream; Stream Santa Monica; Stream Los Angeles; Stream Hollywood; Ascent Media
            DVD)

      4.    Todd-AO, Espana, a California corporation

      5.    Todd-AO Hollywood Digital, a California corporation

      6.    Todd-AO Studios, a California corporation

      7. Todd-AO Video Services, a California corporation (dba Ascent Media Management Services)

      8.    Angarola, Inc., a California corporation (inactive)

      9.    Hollywood Supply Company, a California corporation (inactive)

      10.   Todd-AO Digital Images, a California corporation (inactive)

      11.   Todd-AO Preservation Services, a California corporation (inactive)

      12.   Todd-AO Productions, Inc., a California corporation (inactive)

      13. Todd-AO Amusement Productions Services, LLC, a California limited liability company (dba Todd-AO Interactive)

      14.   Todd-AO Germany GmbH, a German limited liability company (inactive)

      15.   Company 3 New York, Inc., a Delaware corporation

      16. Ascent Media Holdings Ltd. (formerly known as WEAPH Ltd.; formerly known as Westinghouse Electric (Asia-Pacific) Holdings Ltd.), a company incorporated under the laws of the Republic of Singapore

      17.   Goosetray Investments Ltd., a Mauritius company

      18.   Liberty Livewire LLC, a Delaware limited liability company

      19.   CDP, LLC, a California limited liability company (50% interest)

      20. Hyper TV Productions, LLC, a California limited liability company (25% interest)

The following subsidiaries are owned 100% by Liberty SEG Acquisition Sub, LLC:

      1.    Modern Music Magic, LLC, a Delaware limited liability company
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      2.    Vine Street Magic, LLC, a Delaware limited liability company

      3.    Soundelux Hollywood II, LLC, a Delaware limited liability company

      4.    Soundelux Hollywood III, LLC, a Delaware limited liability company

The following subsidiaries are owned 100% by Todd-AO Studios:

      1.    Todd-AO Studios West, a California corporation

      2.    Todd-AO Studios East, Inc., a New York corporation


The following subsidiary is owned 100% by Todd-AO Studios East, Inc.:

      1.    Sound One Corporation, a New York corporation

The following subsidiaries are owned 100% by Ascent Media Holdings Ltd.:

      1. Ascent Media Pte. Ltd. (formerly known as Asia Broadcast Centre Pte. Ltd.), a company incorporated under the laws of the Republic of Singapore

      2. Group W Broadcast Pte. Ltd., a company incorporated under the laws of the Republic of Singapore

Liberty Livewire, LLC has a 50% interest in the following limited liability company:

      1.    HyperTV with Livewire, LLC, a Delaware limited liability company

Todd-AO, Espana has a 50% interest in the following company:

      1. 103 Todd-AO Estudio S.L., a company organized under the laws of Spain


FOUR MEDIA COMPANY SUBSIDIARIES (DIRECT AND INDIRECT)

The following subsidiaries are owned 100% by Four Media Company, except as otherwise noted:

      1. Ascent Media Network Services, Inc. (fka ANS Acquisition Sub, Inc.), a California corporation

      2. 4MC - Burbank, Inc., a Delaware corporation (fka ATS Acquisition, Corp.) (dba Level 3 Post; Digital Transform; Ascent Media Management Services; Ascent Media Laboratories)

      3.    Ascent Media (Singapore) Pte. Ltd. (fka Four Media Company Asia Pte
            Ltd), a private company limited by shares organized under the laws of Singapore

      4.    Digital Magic Company, a Delaware corporation

      5.    Anderson Video Company, a Delaware corporation

      6.    VSDD Acquisition Corp., a Delaware corporation

      7.    4MC Company 3, Inc., a Delaware corporation

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      8.    Visualize, a California corporation (dba POP; POP Sound; POP Film;
            Ascent Media DVD)

      9. MSCL, Inc., a California corporation (dba Encore Video; Riot; E-Finish; Ascent Media Creative Services; Ascent Media Creative Sound Services; Riot Santa Monica)

      10.   Company 11 Productions, a California corporation

      11. 4MC Radiant, Inc., a Delaware corporation (fka POP Technology, Inc.) (dba Radiant Software)

      12. Ascent Media Holdings Limited (fka Liberty Livewire Limited; fka Four Media Company (UK) Limited), a company organized under the laws of England

      13. Digital Sound & Picture, Inc., a Delaware corporation (fka 4MC Ross Acquisition Co.)

      14. 525 Holdings, Inc., a California corporation (fka Virgin Digital Studios, Inc.)

      15. Four Media Company Canada Ltd., a company organized under the laws of British Columbia (Inactive)

      16.   A.F. Associates, Inc., a New Jersey corporation

      17.   VSC MAL CORP., a Delaware corporation

      18.   BVI-Miami, LLC, a Delaware limited liability company (40% interest)

The following subsidiary is owned 100% by 4MC-Burbank, Inc.:

      1.    Meridian Sound, LLC, a Delaware limited liability company

The following subsidiary is owned 100% by Ascent Media Network Services, Inc.:

      1. Ascent Media Systems & Technology Services, LLC (formerly known as Livewire Network Services, LLC), a Delaware limited liability company

The following subsidiaries are owned 100% by Visualize:

      1.    10 Moons at POP, Inc., a California corporation

      2.    Santa Monica Financial, Inc., a California corporation

      3. Cinram-POP DVD Center LLC, a California limited liability company (dba Stream; Stream Santa Monica; Stream Los Angeles; Stream Hollywood)

      4.    POP Animation, a California corporation

The following subsidiaries are owned 100% by MSCL, Inc.:

      1. FilmCore Editorial San Francisco LLC, a California limited liability company

      2. FilmCore Editorial Los Angeles LLC, a California limited liability company

The following subsidiary is owned 100% by 525 Holdings, Inc.:

      1.    525 Studios, LLC, a California limited liability company

The following subsidiary is owned 100% by A.F. Associates, Inc.:


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      1.    AFA Products Group, Inc., a New Jersey corporation

VSDD Acquisition Corp. has a 100% interest in the following limited liability companies:

      1. Symphonic Video LLC, a Delaware limited liability company (dba Digital Symphony)

      2.    Digital Doctors LLC, a Delaware limited liability company


ASCENT MEDIA HOLDINGS LIMITED SUBSIDIARIES (DIRECT AND INDIRECT)

The following subsidiaries are owned 100% by Ascent Media Holdings Limited (fka Liberty Livewire Limited; fka Four Media Company (UK) Limited):

      1. Ascent Media Limited (fka Todd-AO Europe Holding Company Limited), a company organized under the laws of England

      2. Rushes Television, S.A de C.V. (fka Virgin Television de Mexico S.A. de C.V.), a company organized under the laws of Mexico

      3. Servicios Administrativos de Post Produccion S.A. de C.V., a company organized under the laws of Mexico

The following subsidiaries are owned 100% by Ascent Media Limited (fka Todd-AO Europe Holding Company Limited):

      1. Ascent Media Group Limited (fka Todd-AO UK, Limited), a company organized under the laws of England

      2. 4MC Limited (fka TVP Group Plc), a company organized under the laws of England

      3. West One Television Limited, a company organized under the laws of England

      4.    Soho Group Limited, a company organized under the laws of England

      5.    Visiontext Limited, a company organized under the laws of England

      6. Todd-AO Filmatic Limited, a company organized under the laws of England

      7. Liberty Livewire Limited (fka Ascent Media Holdings Limited; fka Tele-Cine Cell Group Limited), a company organized under the laws of England

The following subsidiaries are owned 100% by Ascent Media Group Limited (fka Todd-AO UK Limited):

      1. SVC Television Limited, a company organized under the laws of England

      2. Rushes PostProduction Limited, a company organized under the laws of England

      3. Soho 601 Digital Productions Limited, a company organized under the laws of England

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The following subsidiaries are owned 100% by Liberty Livewire Limited (fka
Ascent Media Holdings Limited; fka Tele-Cine Cell Group Limited):

      1.    Tele-Cine Limited, a company organized under the laws of England

      2.    XTV Limited, a company organized under the laws of England

      3.    XTV Cell Limited, a company organized under the laws of England

      4. Four Media Company (UK) Limited (fka Silver Digital Limited), a company organized under the laws of England

      5. Vergent Media Limited (fka Liberty Livewire (UK) Limited; fka File Exchange Limited), a company organized under the laws of England

The following subsidiaries are owned 100% by 4MC Limited (fka TVP Group Plc):

      1.    TVI Limited, a company organized under the laws of England

      2. TVP Videodubbing Limited, a company organized under the laws of England

      3. Post Box Golden Square Limited, a company organized under the laws of England

      4. R!OT London Limited (fka Television Presentations Limited), a company organized under the laws of England

      5. Todd-AO UK Limited (fka POP Sound London Limited; fka TVP Broadcast Limited), a company organized under the laws of England

      6. Encore London Limited (fka The Edit Box Limited), a company organized under the laws of England

      7. Co 3 London Limited (fka TVP Group Limited; fka The Original Video Dubbing Limited), a company organized under the laws of England

      8. TVP Doublevision Limited, a company organized under the laws of England

      9. Stream Digital Media Limited, a company organized under the laws of England

      10. Stream Digital Image Limited, a company organized under the laws of England

      11. Method London Limited (fka TVP Multimedia Limited), a company organized under the laws of England

      12. POP London Limited (fka TVP Digital Media Limited), a company organized under the laws of England

      13. Todd-AO Europe Holding Company Limited (fka Ascent Media Limited; fka Audio and Video Limited), a company organized under the laws of England

The following subsidiaries are owned 100% by SVC Television Limited:

      1. Pilot Programme Investments Limited, a company organized under the laws of England

      2. Ascent Media Europe Limited (fka Bainbridge and Partners Limited), a company organized under the laws of England

      3. Ascent Networks Europe Limited (fka SVC Communications Limited), a company organized under the laws of England

      4. Ascent Pictures Europe Limited (fka Stevens Kellehar Limited), a company organized under the laws of England

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      5.    Sanderson Vere Crane (Video Tape Editors) Limited, a company organized under the laws of England

      6. St. Anne's Post Limited (fka Sanderson Vere Crane (Film Editors) Limited), a company organized under the laws of England

The following subsidiaries are owned 100% by Soho Group Limited:

      1. Studio Film and Video Holdings Limited, a company organized under the laws of England

      2.    Genie Films Limited, a company organized under the laws of England

      3. Future Reality Limited, a company organized under the laws of England

The following subsidiaries are owned 100% by Studio Film and Video Holdings
Limited:

      1.    Soho Images Limited, a company organized under the laws of England

      2. Soho 602 Digital Productions Limited, a company organized under the laws of England

The following subsidiary is owned 50% by Soho 601 Digital Productions Limited:

      1.    Computamatch Limited, a company organized under the laws of England

The following subsidiaries are owned 100% by TVI Limited:

      1.    Video Time Limited, a company organized under the laws of England

      2. Video Time 1999 Limited, a company organized under the laws of England

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